UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2012

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Universal Technical Institute, Inc. (the "Company") issued a press release announcing that the Company was advised by A. Richard Caputo, Jr. that he is retiring as a member of the Board of Directors of the Company (the "Board"), effective February 19, 2013. Mr. Caputo expressed no disagreement with the Company when he informed the Board that he was retiring and, on December 6, 2012, the Board accepted his decision to retire, effective February 19, 2013. Mr. Caputo is a member of the Board’s Compensation Committee. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, in order to provide for even distribution of directors among the Board’s three classes of directors following Mr. Caputo’s retirement, in accordance with the Company’s Restated Certificate of Incorporation and the New York Stock Exchange Listed Company Manual, Alan E. Cabito will resign as a member of Class I of the Company’s Board of Directors on February 19, 2013 to then be immediately reappointed to the Board as a Class III director, effective February 19, 2013. Mr. Cabito will stand for re-election as a Class III director at the Company’s 2013 Annual Meeting of Stockholders. Effective February 19, 2013, the Company’s Board will be reduced from ten to nine directors to eliminate the existing Class I director vacancy left by Mr. Cabito. For all purposes other than implementation of the change from a Class I to a Class III director, Mr. Cabito’s service on the Board will be deemed to have continued uninterrupted and Mr. Cabito will continue to serve as chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

Forward Looking Statements

All statements contained in this Form 8-K and the related press release, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this 8-K and press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

December 12, 2012	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated December 12, 2012.